EXHIBIT 10.4

(FOR TERM NOT TO EXCEED ONE YEAR)
(Not To Be Used Commercial, Agricultural, or Other Residential Property)

WARNING: IT IS VERY IMPORTANT TO READ ALL OF THE LEASE CARFULLY. THE LEASE IMPOSES IMPORTANT LEGAL OBLIGATIONS.
AN ASTERISK (*) OR A BLANK SPACE (___) INDICATES A PROVISION WHERE A CHOICE OR A DECISION MUST BE MADE BY THE PARTIES.
NO CHANGES OR ADDITIONS TO THIS FORM MAY BE MADE UNLESS A LAWYER IS CONSULTED.

I.
TERM AND PARTIES, This is a lease (“the lease”) for a period of 12 months (the “Lease Term”), beginning April 15, 2008 and ending April 14, 2009, between Nima Nami and Michael Friedman (561-212-4849. mikef@thefirmllc.com). (In the Lease, the owner, whether one or more, of the property is called “Landlord.” All persons to whom the property is leased are called “Tenant.”)

II.
PROPERTY RENTED. Landlord leases to Tenant unit no. 711 in the building located at 801 S. Olive Ave. known as One City Plaza, West Palm Beach, Florida 33401 together with the following furniture and appliances: washer, dryer, range, dishwasher, microwave, refrigerator                                                                                                         .

III.	COMMON AREAS. Landlord grants to Tenant permission to use, along with others, the common areas of the building and the development of which the Premises are a part.

IV.
RENT PAYMENTS AND CHARGES. Tenant shall pay rent for the Premises in installments of $2,500.00  each on the 15   day of each month. (A “Rental Installment Period,” as used in the Lease, shall be a month if rent is paid monthly, and a week if rent is paid weekly.) Tenant shall pay with each rent payment all taxes Imposed on the rent by authorities. The amount of taxed payable on the beginning date of the Lease is $0.00 for each installment. The amount of each installment of rent plus taxes (“the Lease Payment”), as of the date the Lease begins, is $0.00. Landlord will notify Tenant if the amount of tax changes. Tenant shall pay the rent and all other charges required to be paid under the Lease by cash, valid check, or money order, Landlord may appoint an agent to collect the Lease Payment and to perform Landlord’s obligations.

•	Landlord/Tenant (circle one) shall pay the common area maintenance fees attributable to the Premises during the Lease Term. Such fees are
•
$ 1,200.00 per month/ quarter (circle one) and are payable at the following address: 801 S Olive Ave WPB FL 33401. Failure by Tenant to pay any such fees that are Tenant’s obligations shall be a default in payment of rent.

•	The Lease Payments must be paid In advance/ In arreare (circle one) beginning April 15, 2008.

V.	DEPOSITS, ADVANCE RENT, AND LATE CHARGES. In addition to the Lease Payments described above, Tenant shall pay the following: (check only those items that apply)
X a security deposit of $ 2,500.00 to be paid upon signing the Lease.
X advance rent in the amount of $ 5,00.00 for the Rental Installment Periods of 1st and 1st
      month to be upon signing the Lease.
X   a pet deposit in the amount of $ __________ to be paid upon signing the Lease.
   X  a late charge In the amount of $ 100.00 for each Lease Payment made more that 5  number of days after the date is due.
   X  a bad check fee in the amount of $ 100.00 (not to exceed $20.00, or %5 of the Lease
      Payment, which is greater) if  Tenant makes any Lease Payment with a bad check. If Tenant makes any Lease Payment with a bad check, Landlord can require Tenant to pay all future
      Lease Payment in cash or by money order.

VI.	SECURITY DEPOSITS AND ADVANCE RENT. If Tenant has paid a security deposit or advance rent the following provisions apply:
A.	Landlord shall hold the money in a separate interest bearing or noninterest bearing account in a Florida banking institution for the benefit of Tenant.
If Landlord deposits the money in an interest-bearing account, Landlord must pay Tenant interest of at least 75% of the annualized average interest paid by the bank or 5% per year simple interest, whichever Landlord chooses. Landlord cannot mix such money with any other funds of Landlord or pledge, mortgage, or make any other use of such money until the money is actually due to Landlord; or
B.
Landlord must post a surety bond in the manner allowed by law, if Landlord posts the bond, Landlord shall pay Tenant 5% interest per year. At the end of the Lease, Landlord will pay Tenant, or credit against rent, the interest due to Tenant. No interest will be due Tenant if Tenant wrongfully terminates the Lease before the end of the Lease Term.

If Landlord rents five or more dwelling units, then within 30 days of Tenant’s payment of the advance rent or any security deposit, Landlord must notify Tenant in writing of the manner in which Landlord is holding such money, the interest rate, if any, that Tenant will receive, and when such payments will be made.

VII.
NOTICES. Anthony L. Pissarelli/ Nima Nami 310-984-9974 is Landlord’s Agent. All notices to Landlord and Lease Payments must be sent to Landlord’s Agent at ___________________________________________, unless Landlord gives Tenant written notice of a change. Landlord’s Agent may perform inspections on behalf of Landlord. All notices to Landlord shall be given by certified mail, return receipt request, or by hand delivery to Landlord or Landlord’s Agent.

Any notice to Tenant shall be given by certified mail, return receipt request, or delivered to Tenant at the Premises. If Tenant is absent from the Premises, a notice to Tenant may be given by leaving a copy of the notice at the Premises.

VIII.
USE OF PREMISES. Tenant shall use the Premises only for residential purposes. Tenant also shall obey, and require anyone on the Premises to obey, all laws and any restrictions that apply to the Premises. Landlord will give Tenant notice of any restrictions that apply to the Premises.

The Premises are located in a condominium or cooperative development. The Lease, and Tenant’s rights under the lease, shall be subject to al terms, conditions, provisions, and restrictions set out in the Declaration of Condominium, the plat, and restrictions, rules, and regulations as now exist or may be adopted, modified, amended, or repealed by governing associations during the Lease Term.

Tenant acknowledges that the governing association may adopt, modify, amend, or repeal rules and regulations for the use of the common areas and the Premises during the Lease Term.
•
Occasional overnight guests are/ are not (circle one) permitted. An occasional overnight guest is one who does not stay more than 14 nights in any calendar month. Landlord’s written approval Is/ Is not (circle one) required to allow anyone else to occupy the Premises.

•	Tenant may/ may not (circle one) keep or allow pets or animals on the Premises without Landlord’s approval of the pet or animal in writing.
Tenant shall not keep any dangerous or flammable items that might increase the danger of fire or damage on the Premises without Landlords consent. Tenant shall not create any environmental hazards on or about the Premises.
Tenant shall not destroy, deface damage, impair, or remove any part of the Premises belonging to Landlord, nor permit any person to do so.
•	Tenant may/ may not (circle one) make any alterations or improvement to the Premises without first obtaining Landlord’s written consent to the alteration or improvement.
Tenant must act, and require all other persons on the Premises to act, in a manner that does not unreasonably disturb any neighbors or constitute a breach of the peace.

IX.	MAINTENANCE. Landlord and Tenant agree that the maintenance of the Premises must be performed by the person indicated bellow:

A. Structural and Building Codes. Landlord and Tenant acknowledge that the maintenance of the structural elements and common areas is performed by the condominium association as part of the common area maintenance. Landlord shall assure that the association complies with applicable building, housing, and health codes relating to the Premises. If there are no applicable building, housing, or health codes, Landlord shall assure that the association maintains and repairs the roofs, porches, windows, exterior walls, screens, foundations, floors structural components, and steps and keeps the plumbing in reasonable working order. Landlord will be responsible for the maintenance of any items above for which the association is not responsible.

•
B. Elective Maintenance. Fill in each blank space in this section with Landlord or Tenant to show who will take care of the item noted. If space is left blank, Landlord will be require to take care of the item.

__T/L_ Smoke detectors                                                                 __T/L__Running water                                                       __T/L__ Appliances

__T/L__ Extermination of rats,                                                        __T/L__ Hot water                                                            __T/L__ Fixtures
  Mice, roaches, ants,
              Wood destroying                                                                 __T/L__ Lawn                                                                  __T/L__ Poll
  Organisms, and                                                                                                          (including filters, bedbugs
                                                                             machinery, and equipment)

__T/L__ Locks and Keys                                                                 __T/L__ Heat                                                                   __T/L__ Heating and
                                            Air conditioning filters

__T/L__ Clean and safe condition                                                     __T/L__ Air                                                                     ____ Other: ____
  of outside areas                                                                  conditioning

__T/L__ Garbage removal and
Outside garbage receptacles                                                                 __L__ Furniture

•	Tenant’s responsibility if any, indicated above, shall/ shall not (circle one) include major maintenance or major replacement of equipment.
Landlord shall be responsible for major maintenance or major replacement or equipment, except for equipment for which Tenant has accepted responsibility for major maintenance or major replacement in the previous paragraph.

Major maintenance or major replacement means a repair or replacement that costs more than $50.00.
Tenant shall be required to vacate the Premises on 7 “days” written notice, if necessary, for extermination pursuant to this subparagraph. When vacation of the Premises is required for extermination, Landlord shall not be liable for damages but shall abate the rent.

Nothing in this section makes Landlord responsible for any condition created or caused by the negligent or wrongful act or commission of Tenant, any member of Tenant’s family, or any other person on the Premises with Tenant’s consent.

C. Tenant’s Required Maintenance. At all times during the Lease Term, Tenant shall:
1. comply with all obligations imposed upon tenants by applicable provision of building, housing, and health codes;
2. keep the Premises clean sanitary;
3. remove all garbage from the dwelling unit in a clean and sanitary manner;
4. keep all plumbing fixtures in the dwelling unit clean, sanitary, and in repair, and
5. use and operate in a reasonable manner all electrical, plumbing, sanitary, heating, ventilating, air conditioning, and other facilities and appliances, including elevators.

X.
UTILITIES. Tenant shall pay all charges for hook-up, connections and deposit for utilities and utility services to the Premises during this lease except per the current Homeowners Association Budget., which Landlord agrees to provide at Landlord’s expense.(Specify and utilities to be provided and paid for by Landlord such as water, sewer, oil, gas, electricity, telephone, garbage removal, etc.)

XI.	LANDLORD’S ACCES TO PREMISES. Landlord or Landlord’s Agent may enter the Premises in the following circumstances:
A. At any time for the protection or preservation of the Premises.
B. After reasonable notice to Tenant at reasonable times for the purpose of repairing the Premises.

C. To inspect the Premises; make necessary or agreed-upon repaires, decorations, alterations, or improvements; supply agreed services, or exhibit the Premises to prospective or actual purchases, mortgagees, tenants, workers, or contractors under any of the following circumstances:

1. with Tenant’s consent;
2. in case of emergency;
3. when Tenant unreasonably withholds consent’ or

4. if Tenant is absent from the Premises for a period of at least one-half a Rental Installment Period. (If the rent is current and Tenant notifies Landlord of an intended absence, then Landlord may enter only with Tenant’s consent or for the protection or preservation of the Premises.)

XII.	PROHIBITED ACTS BY LANDLORD.

A. Landlord cannot cause, directly or indirectly, the termination or unreasonable interruption of any utility service furnished to Tenant, Including, but not limited to, water, heat, light, electricity, gas, elevator, garbage collection, or refrigerator (whether or not the utility services is under the control of, or payment is made by, Landlord).

B. Landlord cannot prevent Tenant’s access to the Premises by any means, including, but not limited to, changing the locks or using any boot lock or similar devices.

C. Landlord cannot remove the outside doors, looks, roof, walls, or windows of the Premises except for purposes of maintenance, repair, or replacement. Landlord cannot remove Tenant’s personal property from the Premises unless the action is taken after surrender, abandonment, or a lawful eviction. If provided in a written agreement separate from the Lease, upon surrender or abandonment by Tenant, Landlord shall not be liable or responsible for storage or disposition of Tenant’s personal property. (For the purposes of this section, abandonment means Tenant is absent from the Premises for at least one-half a Rental installment Period without paying rent or giving Landlord reasonable notice or Tenant’s absence.)

XIII.
CASUALTY DAMAGE. If the Premises are damaged or destroyed other than by wrongful or negligent acts of Tenant or persons on the Premises with Tenant’s consent, so that the use of the Premises is substantially impaired, Tenant may terminate the Lease within 30 days after the damage or destruction and Tenant will immediately vacate the premises. If Tenant vacates, Tenant is not liable for the rent that would have been due after the date of termination. Tenant may vacate the part of the Premises rendered unusable by the damage or destruction, in which case Tenant’s liability for rent shall be reduced by the fair rental value of the part of the Premises that was damaged or destroyed.

XIV.	DEFAULT.

A. Landlord’s Default. Except as noted below, Landlord will be in default if Landlord fails to comply with Landlord’s required maintenance obligations under Section IX(A) or fails to comply with other material provisions of the Lease and such failure continues for more than 7 days after Tenant delivers a written notice to Landlord that tells Landlord how Landlord has violated the Lease.

If Landlord’s failure to comply is due to causes beyond the Landlord’s control and if Landlord has made, and continues to make, every reasonable effort to correct the problem, the Lease may be altered by the parties, as follows:

1. If Landlord’s failure to comply makes the Premises uninhabitable and Tenant vacates, Tenant shall not be liable for rent during the period the Premises remains uninhabitable.

2. If Landlord’s failure to comply does not make the Premises uninhabitable and Tenant continues to occupy the Premises, the rent for the period of noncompliance will be reduced by an amount in proportion to the loss of rental value caused by the noncompliance.

B. Tenant’s Default. Tenant will be in default if any of the following occur:

1. Tenant fails to play rent when due and the default continues for 3 days, excluding Saturday, Sunday, and legal holidays, after delivery of written demand by Landlord for payment of the rent or possession of the Premises.

2. Tenant fails to perform its obligations under the Lease, and the failure is such that Tenant should not be given an opportunity to correct it or the failure occurs within 12 months of a written warning by Landlord of a similar failure. Examples of such failures which do not require an opportunity to correct include, but are not limited to, destruction, damage, or misuse of Landlord’s or other Tenant’s property by an intentional act or a subsequent or continued unreasonable disturbance.

3. Except as provided above, Tenant fails to perform any other obligation under the Lease and the default continues for more than 7 days after delivery of written notices to Tenant from Landlord specifying the default.

C. Waiver of Default. If Landlord accepts rent knowing of Tenant’s default or accepts performance by Tenant of any provision of the Lease different from the performance require by the Lease, or if Tenant pays rent knowing of Landlord’s default or accepts performance by Landlord of any provision of the Lease different from the performance required by the Lease, the party accepting the rent or performance or making the payments shall not have the right to terminate the Lease or to bring a lawsuit for the default, but may enforce any later default.

XV.	REMEDIES AND DEFENSES.
A. Tenant’s Remedies.
1. If Landlord has defaulted under the Lease and if Tenant has given Landlord a written notice describing the default and Tenant intention to withhold rent if the default is not corrected within 7 days, Tenant may withhold an amount of rent equal to the loss in rental value caused by the default. If Tenant’s notice advises Landlord that Tenant intends to terminate the lease if the default is not cured within 7 days and the default is not cured within 7 days, Tenant may terminate the lease.
2. If Tenant has given the notice referred to in subparagraph (1) above, and if Landlord has not corrected the default within 7 days, Tenant may in addition to withholding the applicable amount of rent, file a lawsuit in county court to require Landlord to correct the default and for damage.
3. If Landlord’s default makes the Premises uninhabitable, and if Tenant has given Landlord a notice describing the default and informing Landlord the Tenant intends to terminate the Lease, then if Landlord does not cure the default within 7-day period, Tenant may terminate the Lease at the end of the 7 days.
4. If Landlord violates the provisions of section XII, Landlord shall be liable to Tenant for actual and consequential damages or 3 month’s rent, whichever is greater, for each violation.
B. Landlord’s Remedies.
1. If Tenant remains on the Premises after expiration or termination of the Lease without Landlord’s permission, Landlord may recover possession of the Premises in the manner provided for by law.  Landlord also may recover double rent for the period during which Tenant refuses to vacate the Premises.
2. If Tenant defaults under the Lease by falling to pay rent, as set forth in section XIV (B) (1). Landlord may terminate Tenant’s rights under the Lease and Tenant shall vacate the Premises immediately. If Tenant defaults under the Lease for any other reason, as set forth in sections XIV (B) (2) or (3) above, Landlord may terminate Tenant’s rights under the Lease and Tenant shall vacate the Premises within 7 days of delivery of the notice of termination,
3. If Tenant fails to cure a default within the time specified in the notice to Tenant, Landlord may recover possession of the Premises as provided by law.
4. Landlord shall not recover possession of the Premises except:
a. In a lawsuit for possession;
b. When Tenant has surrounded possession of the Premises to Landlord; or
c. When Tenant has abandoned the Premises. Absent actual knowledge of abandonment, the Premises shall be considered abandoned if Tenant is absent from them for at least one-half a Rental Installment Period, the rent is no current, and Tenant has not notified Landlord, in writing, of an intended absence.
5. If Tenant has defaulted under the Lease and Landlord has obtained a writ of possession, if Tenant has surrendered possession of the Premises to Landlord, or if Tenant has abandoned the Premises, Landlord may:
a. treat the Lease as terminated, retake possession for Landlord’s own account, and any further liability of Tenant will be ended;
b. retake possession of the Premises for Tenant’s account, Tenant will remain liable for the difference between rent agreed to be paid under the Lease and rent Landlord is able to recover in good faith from a new tenant; or
c. do nothing, and Tenant will be liable for the rent as it comes due.
6. If Landlord retakes possession of the Premises for Tenant’s account, Landlord must make a good faith effort to re-lease the Premises. Any rent received by Landlord as a result of the new lease shall be deducted from the rent due from Tenant. For purposes of this section, “good faith” in trying to re-lease the Premises means that Landlord shall use at least the same efforts to re-lease the Premises as were used in the initial rental or at least the same efforts as Landlord uses in attempting to lease other similar property. It does not require Landlord to give a preference in leasing the Premises over vacant properties that Landlord owns or has the responsibility to rent.
C.        Other Remedies. Each party also may have other remedies available at law or in equity.
D.
Defenses. In a lawsuit by Landlord for possession of the Premises based upon nonpayment or rent or in a lawsuit by landlord seeking to obtain unpaid rent, Tenant may assert as a defense Landlord’s failure to perform required maintenance, as set forth in Section IX (A) above. Landlord’s failure to provide elective maintenance, as set forth in Section IX (B) above, shall not be a defense to any lawsuit by Landlord for possession of the Premises unless otherwise provided by the Lease or applicable law. Tenant may also raise any other defense, whether legal or equitable, that Tenant may have, including the defense or retaliatory conduct.

E.
Payment of Rent to Court, In any lawsuit by Landlord for possession of the Premises, if Tenant raises any defense other than payment, Tenant must pay into the registry of the court the past due rent set forth in Landlord’s complaint, or an amount determined by the court, and the rent which comes due during the lawsuit, as it comes due. Failure of Tenant to pay the rent into the registry of the court will be a waiver of Tenant’s defenses other than payment.

F.	Attorney’s Fees, in any lawsuit brought to enforce the Lease or under applicable law, the party who wins may recover its reasonable court costs and attorneys’ fees from the party who loses.

XVI.
ASSIGNMENT AND SUBLEASING. Tenant may/ may not (circle one) assign the Lease or sublease all or any part of the Premises without first obtaining Landlord’s written approval and consent to the assignment or sublease.

XVII.
RISK OF LOSS. Landlord shall/ shall not (circle one) be liable for any loss by reason of damage, theft, or otherwise to the contents, belongings, and personal effects of the Tenant, or Tenant’s family, agents, employees, guests, or visitors located in or about the Premises, or damage or injury to Tenant or Tenant’s family, agents, employees, guests, or visitors, Landlord shall not be liable if such damage, theft, or loss is caused by Tenant, Tenant’s family, agents, employees, guests, or visitors. Nothing contained in this provision shall relieve Landlord or Tenant from responsibility for loss, damage, or injury caused by its own negligence or willful conduct.

XVIII.	SUBORDINATION. The Lease is subordinate to the lien of any mortgage encumbering the fee title to the Premises from time to time.

XIX.
LIENS. Tenant shall not have the right or authority to encumber the Premises or to permit any person to claim or assert any lien for the improvement or repair of the Premises made by Tenant. Tenant shall notify all parties performing work on the Premises at Tenant’s request that the Lease does not allow any liens to attach to Landlord’s interest.

XX.	APPROVAL CONTINGENCY. The Lease is/ is not (circle one) conditioned upon approval to Tenant by the association that governs the Premises.

XXI.
RENEWAL/EXTENSION. The Lease can be renewed or extended only by a written agreement signed by both Landlord and Tenant, but not renewal may extend the term to a date more than 1 year after the lease begins. A new lease is required for each year.

XXII.	MISCELLANEOUS.
A. Time is of the essence of the Lease.

B. The Lease shall be binding upon and for the benefit of the heirs, personal representatives, successors, and permitted assigns of Landlord and Tenant, subject to the requirements specifically mentioned in the Lease. Whenever used, the singular number shall include the plural or singular and the use of any gender shall include all appropriate genders.

C. The agreements contained in the Lease set forth the complete understanding of the parties and may not be changed or terminated orally.
D. No agreement to accept surrender of the Premises from Tenant will be valid unless in writing and signed by Landlord.
E. All questions concerning the meaning, execution, construction, effect, validity, and enforcement of the Lease shall be determined pursuant to the laws of Florida.
F. The place for filing any suits or other proceedings with respect to the Lease shall be the county in which the Premises is located.
G. Landlord and Tenant will use good faith in performing their obligations under the Lease.

INSTRUCTIONS:
1.	Licensee: Give this disclosure to the Landlord prior to your assisting with the completion of the attached Lease.
2.	Licensee: As the person assisting with the completion of the attached form, insert your name in the first (5) blank “Name” spaces below.
3.	Licensee: SIGN the disclosure below.
4.	Landlord/Owner and Tenant: Check the applicable provision regarding English contained in the disclosure and SIGN below.
5.	Licensee: Retain a copy for your files for at least 6 years. Landlord/Owner and Tenant: Retain a copy for your files.
This disclosure does not act as or constitute a waiver, disclaimer or limitation of liability.

THIS FORM WAS COMPLETED WITH THE ASSISTANCE OF:

Anthony L. Pissarelli/ Nima Nami 3109849974	Re/Max Island Properties
Licensee Name	Name of Brokerage/Business

2655 N. Ocean Dr. Singer Island FL, 33404	888-888-2814
Address	Phone Number

DISCLOSURE:

Anthony L. Pizzarelli	told me that he/she is a nonlawyer and may not
(Name)
legal advice, cannot tell me what my rights or remedies are, cannot tell me how to testify in court, and cannot represent me in court.

Rule 10-2.1(b) of the Rules Regulating the Florida Bar defines a paralegal as a person who works under the supervision of a member of the Florida Bar and who performs specifically delegated substantive legal work for which a member of the Florida Bar is responsible. Only persons who meet the definition may call themselves paralegals.

Anthony L. Pizzarelli  informed me that he/she is not a paralegal as
(Name)
Defined by the rule and cannot call himself/herself a paralegal.

Anthony L. Pizzarelli  told me that he/she may only help me type the
(Name)
Factual information provided by me in writing into the blanks on the form.

Anthony L. Pizzarelli  may not help me fill in the form and may not
(Name)
Complete the form for me.

If using a form approved by the Supreme Court of Florida, Anthony L. Pizzarelli may ask me factual questions to fill in blanks on the form and may also tell me how to file the form.

Landlord/Owner:                                                                 Tenant:
Yes I can read English                                                         ___ I can read English.
___ I cannot read English but this                                         ___I cannot read English but this
notice was read to me by ____________________ in _______________ which I understand.

/s/ Anthony L. Pizzarelli                                                    ________________                                                    /s/ Michael Friedman
(Licensee Signature)                                                       (Landlord Signature)                                                       (Tenant Signature)

This form is available for use by the entire estate industry and is not intended to identify the user as a Realtor. Realtor is a registered collective membership mark that may be used only by real estate licensees who are members of the National Association of Realtors and who subscribe to its Code of Ethics.

The Copyrights laws of the United States (17 U.S. Code) forbid the unauthorized reproduction of blank forms by any means including facsimile or computerized forms.

H. As required by law, Landlord makes the following disclosure: “RADON GAS.” Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

The Lease has been executed by the parties on the dates indicated below:

Executed by Landlord in the presence of:                                                             Nima Nami
                                                  Print Landlord Name

/s/ Mehrdad Emami                                                       By:/s/ Nima Nami
                                                       Landlord’s Signature

Print Name: _Mehrdad Emami_________                                                          As:_________________
_____________________________

2 Witnesses needed for Landlord                                                                        Date: 03/24/08

Executed by Tenant in the presence of:

/s/ Michael Friedman                                                     /s/ Michael Friedman
Tenant’s Signature

Print Name: Michael Freidman                                       Michael Freidman
Print Tenant’s Name

/s/ Anthony L. Pizzarelli

Print Name: Anthony L. Pizzarelli

2 Witnesses needed for each Tenant

This form was completed with the assistance of:

Name:                                 Anthony L. Pizzarelli/Nima Nami 310-984-9974

Address:

Telephone No: